Exhibit 10.1

CONFIDENTIAL CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is executed as of the date shown on the signature page (the “Effective Date”), by and between FLG Partners, LLC, a California limited liability company (“FLG”), and the entity identified on the signature page (“Client”).

RECITALS

WHEREAS, FLG is in the business of providing certain financial services;

WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.	Services.

A.

Commencing on the Effective Date, FLG will perform those services (the “Services”) described in one or more exhibits attached hereto. Such services shall be performed by the member or members of FLG identified in Exhibit A (collectively, the “FLG Member”).

B.	Client acknowledges and agrees that FLG’s success in performing the Services hereunder will depend upon the participation, cooperation and support of Client’s most senior management.

C.

Notwithstanding anything in Exhibit A or elsewhere in this Agreement to the contrary, neither FLG nor any of its members shall serve as an employee, an appointed officer, or an elected director of Client. Consistent with the preceding: (i) Client shall not appoint FLG Member as a corporate officer in Client’s corporate minutes; (ii) Client shall not elect FLG Member to its board of directors or equivalent governing body; and (iii) the FLG Member shall have no authority to sign any documents on behalf of Client, including, but not limited to, federal or state securities filings, tax filings, or representations and warranties on behalf of Client except as pursuant to a specific resolution(s) of Client’s board of directors or equivalent governing body granting such authority to FLG Member as a non-employee consultant to Client.

D.

The Services provided by FLG and FLG Member hereunder shall not constitute an audit, attestation, review, compilation, or any other type of financial statement reporting engagement (historical or prospective) that is subject to the rules of the California Board of Accountancy, the AICPA, or other similar state or national licensing or professional bodies. Client agrees that any such services, if required, will be performed separately by its independent public accountants.

E.	During the term of this Agreement, Client shall not hire or retain the FLG Member as an employee, consultant or independent contractor except pursuant to this Agreement.

2.	Compensation; Payment; Deposit; Expenses.

A.

As compensation for Services rendered by FLG hereunder, Client shall pay FLG the amounts set forth in Exhibit A for Services performed by FLG hereunder (the “Fees”). The Fees shall be net of any and all taxes, withholdings, duties, customs, social contributions or other reductions imposed by any and all authorities which are required to be withheld or collected by Client, including ad valorem, sales or similar taxes, but excluding US income taxes based upon FLG’s or FLG Member’s net taxable income. Client shall also reimburse FLG personnel directly for reasonable travel and out-of-pocket business expenses incurred in connection with the provision of the Services (“Expenses”). Any required air travel, overnight accommodation and resulting per diem expenses shall be consistent with Client’s travel & expense policies for Client’s employed executive staff.

B.	Intentionally omitted.

C.

Client shall pay FLG all amounts owed to FLG under this Agreement upon Client’s receipt of an invoice detailing the Services performed and Expenses incurred, with no purchase order required. FLG shall provide client with its IRS Form W-9. Any invoices more than thirty (30) days overdue will accrue a late payment fee at the rate of one and 50/100 percent (1.5%) per month. FLG shall be entitled to recover all costs and expenses (including, without limitation, attorneys’ fees) incurred by it in collecting any amounts overdue under this Agreement, unless such amounts are reasonably disputed by Client and FLG has been so notified.

D.

Client hereby agrees to pay FLG a deposit as set forth on Exhibit A (the “Deposit”) to be held as security for Client’s future payment obligations to FLG under this Agreement. Upon termination of this Agreement, all amounts then owing to FLG under this Agreement shall be charged against the Deposit and the balance thereof, if any, shall be promptly refunded to Client.

3.	Relationship of the Parties.

A.

FLG’s relationship with Client will be that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. FLG is not the agent of Client and is not authorized to make any presentation, contract, or commitment on behalf of Client unless specifically requested or authorized to do so by Client in writing. FLG agrees that all taxes payable as a result of compensation payable to FLG hereunder shall be FLG’s sole liability. FLG shall defend, indemnify and hold harmless Client, Client’s officers, directors, employees and agents, and the administrators of Client’s benefit plans from and against any claims, liabilities or expenses relating to such taxes or compensation. This obligation shall not be subject to any liability caps set forth in this Agreement.

4.	Term and Termination.

A.	The term of this Agreement shall be for the period set forth in Exhibit A.

B.	Either party may terminate this Agreement upon two weeks’ advance written notice to the other party.

C.

Either party may terminate this Agreement immediately upon a material breach of this Agreement by the other party and a failure by the other party to cure such breach within five (5) days of written notice thereof by the non-breaching party to the breaching party.

D.	FLG shall have the right to terminate this Agreement immediately without advance written notice (i) if Client is engaged in, or requests that FLG or the FLG Member undertake

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CONFIDENTIAL CONSULTING AGREEMENT

or ignore any illegal or unethical activity, or (ii) upon the death or disability of the FLG Member. Client shall have the right to terminate this Agreement immediately without advance written notice (i) if FLG or the FLG Member undertakes or ignores any illegal or unethical activity, or (ii) upon the death or disability of the FLG Member.

E.

If at any time during the one (1) year period following termination of this Agreement Client shall hire or retain the FLG Member as an employee, consultant or independent contractor, AND in doing so induce, compel or cause FLG Member to leave FLG as a precondition to commencing or continuing employment or consultancy with Client, Client shall immediately pay to FLG in readily available funds a recruiting fee equal to the annualized amount of Fees payable hereunder, which shall equal either (i) 260 multiplied by the daily rate, if this Agreement provides for Fees payable by daily rate, or (ii) 2,100 multiplied by the hourly rate, if this Agreement provides for Fees payable by hourly rate, multiplied by thirty percent (30%).

5.	Disclosures

A.

IRS Circular 230. To ensure compliance with requirements imposed by the IRS effective June 20, 2005, we hereby inform you that any tax advice offered during the course of providing, or arising out of, the Services rendered pursuant to this Agreement, unless expressly stated otherwise, is not intended or written to be used, and cannot be used, for the purpose of: (i) avoiding tax-related penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any tax-related matter(s) said tax advice address(es).

B.

Attorney-Client Privilege. Privileged communication disclosed to FLG or FLG Member may waive the privilege through no fault of our own. We strongly recommend that you consult with your legal counsel before disclosing privileged information to us. Pursuant to paragraph 6, neither FLG nor FLG Member will be responsible for damages caused through Client’s waiver of privilege, whether deliberate or inadvertent, by disclosing such information to FLG.

6.	DISCLAIMERS AND LIMITATION OF LIABILITY.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL SERVICES TO BE PROVIDED BY FLG AND FLG MEMBER (FOR PURPOSES OF THIS PARAGRAPH 6, COLLECTIVELY “FLG”) HEREUNDER ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY WHATSOEVER. CLIENT RECOGNIZES THAT THE “AS IS” CLAUSE OF THIS AGREEMENT IS AN IMPORTANT PART OF THE BASIS OF THIS AGREEMENT, WITHOUT WHICH FLG WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT. FLG EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, TERMS OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PROFESSIONAL SERVICES, INCLUDING ANY, WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND INFRINGEMENT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, REGARDING THE SERVICES PROVIDED HEREUNDER SHALL BE DEEMED A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF FLG WHATSOEVER.

IN NO EVENT SHALL FLG BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO:

LOST PROFITS; REVENUE OR SAVINGS; WAIVER BY CLIENT, WHETHER INADVERTANT OR INTENTIONAL, OF CLIENT’S ATTORNEY-CLIENT PRIVILEGE THROUGH CLIENT’S DISCLOSURE OF PRIVILEGED INFORMATION TO FLG; OR THE LOSS, THEFT, TRANSMISSION OR USE OF ANY DATA, EVEN IF CLIENT OR FLG HAVE BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT THIS EXCLUSION SHALL NOT APPLY TO ANY DAMAGES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF FLG. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, FLG’S AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO TWO (2) MONTHS OF FEES PAYABLE BY CLIENT UNDER PARAGRAPH 2(A) OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY LIABILITY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF FLG. CLIENT ACKNOWLEDGES THAT THE COMPENSATION PAID BY IT UNDER THIS AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT FLG WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY. THIS PARAGRAPH SHALL NOT APPLY TO EITHER PARTY WITH RESPECT TO A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS.

A.

As a condition for recovery of any amount by Client against FLG, Client shall give FLG written notice of the alleged basis for liability within ninety (90) days of discovering the circumstances giving rise thereto, in order that FLG will have the opportunity to investigate in a timely manner and, where possible, correct or rectify the alleged basis for liability; provided that the failure of Client to give such notice will only affect the rights of Client to the extent that FLG is actually prejudiced by such failure. Notwithstanding anything herein to the contrary, Client must assert any claim against FLG by the later of: (i) ninety (90) days after discovery; (ii) ninety (90) days after the termination of this Agreement; (iii) ninety (90) days after the last date on which the Services were performed; or, (iv) sixty (60) days after completion of a financial or accounting audit for the period(s) to which a claim pertains.

7.	Indemnification.

A.

FLG and FLG Member acting in relation to any of the affairs of Client shall, to the fullest extent permitted by law, as now or hereafter in effect, be indemnified and held harmless, and such right to indemnification shall continue to apply to FLG and FLG Member following the term of this Agreement out of the assets and profits of the Client from and against all actions, costs, charges, losses, damages, liabilities and expenses which FLG or FLG Member, or FLG’s or FLG Member’s heirs, executors or administrators, shall or may incur or sustain by or by reason for any act done, concurred in or omitted in or about the execution of FLG’s or FLG Member’s duty or services performed on behalf of Client; and Client shall advance the reasonable attorney’s fees, costs and expenses incurred by FLG or FLG’s Member in connection with litigation related to the foregoing on the same basis as such advancement would be available to the Client’s officers and directors, PROVIDED THAT Client shall not be obligated to make payments to or on behalf of any person (i) in connection with services provided

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by such person outside the scope of Services contemplated by this Agreement, and not authorized or consented to by Client’s Board of Directors, or (ii) in respect of any (a) gross negligence or willful misconduct of such person, or (b) negligence of such person, but only to the extent that FLG’s errors and omissions liability insurance would cover such person for such negligence without regard to Client’s obligation to indemnify FLG hereunder.

B.	FLG and FLG Member shall have no liability to Client relating to the performance of its duties under this agreement except in the event of FLG’s or FLG Member’s gross negligence or willful misconduct.

C.

FLG and FLG Member agree to waive any claim or right of action FLG or FLG Member might have whether individually or by or in the right of Client, against any director, secretary and other officers of Client and the liquidator or trustees (if any) acting in relation to any of the affairs of Client and every one of them on account of any action taken by such director, officer, liquidator or trustee or the failure of such director, officer, liquidator or trustee to take any action in the performance of his duties with or for Client; PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence or willful misconduct which may attach to any such persons.

8.	Representations and Warranties.

A.	Each party represents and warrants to the other that it is authorized to enter into this Agreement and can fulfill all of its obligations hereunder.

B.

FLG and FLG Member warrant that they shall perform the Services diligently, with due care, and in accordance with prevailing industry standards for comparable engagements and the requirements of this Agreement. FLG and FLG Member warrant that FLG Member has sufficient professional experience to perform the Services in a timely and competent manner.

C.

Each party represents and warrants that it has and will maintain a policy or policies of insurance with reputable insurance companies providing the members, officers and directors, as the case may be, of itself with coverage for losses from wrongful acts. FLG covenants that it has an error and omissions insurance policy in place in the form provided to Client on or prior to the date of execution of this Agreement and will continue to maintain such policy or equivalent policy provided that such policy or equivalent policy shall be available at commercially reasonable rates.

9.	Miscellaneous.

A.

Any notice required or permitted to be given by either party hereto under this Agreement shall be in writing and shall be personally delivered or sent by a reputable courier mail service (e.g., Federal Express) or by facsimile confirmed by reputable courier mail service, to the other party as set forth in this Paragraph 9(A). Notices will be deemed effective two (2) days after deposit with a reputable courier service or upon confirmation of receipt by the recipient from such courier service or the same day if sent by facsimile and confirmed as set forth above.

If to FLG:

Jeffrey S. Kuhn

Managing Partner

FLG Partners, LLC

P.O. Box 556

7 East Road

Ross, CA 94957-0556

Tel: 415-454-5506

Fax: 415-456-1191

E-mail: jeff@flgpartners.com

If to Client:

Betsy E. Bayha

General Counsel

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, CA 94085

Tel: 408-220-2085

Fax: 408-220-2175

E-mail: betsy.bayha@bluecoat.com

B.

This Agreement will be governed by and construed in accordance with the laws of California without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

C.

Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (including any other agreement(s) contemplated hereunder), including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) selected from and administered by the San Francisco office of JAMS (the “Administrator”) in accordance with its then existing commercial arbitration rules and procedures. The arbitration shall be held in the San Mateo County, California. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements, and/or the fees and costs of the Administrator and the Arbitrator. The Arbitrator’s award may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Paragraph 9(C) will restrict either party from applying to any court of competent jurisdiction for injunctive relief.

D.

Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors and permitted assigns.

E.	If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application

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CONFIDENTIAL CONSULTING AGREEMENT

of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

F.

This Agreement, the Exhibits, and any executed Non-Disclosure Agreements specified therein and thus incorporated by reference constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

G.

Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

H.

Upon completion of the engagement hereunder, FLG may place customary “tombstone” advertisements using Client’s logo and name in publications of FLG’s choice at its own expense, and/or cite the engagement in similar fashion on FLG’s website.

I.	If and to the extent that a party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of

God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a “Force Majeure Event”), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions of the non-performing party, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means; provided, however, that Client may terminate this Agreement upon notice in the event that a Force Majeure Event lasts beyond five (5) business days.

J.

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together constitute one and the same instrument.

K.

This Agreement may be executed by facsimile signatures (including electronic versions of this document in Adobe Acrobat Portable Document Format form which contain scanned or secure, digitally signed signatures) by any party hereto and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

L.

Survivability. The following paragraphs shall survive the termination of this Agreement: 6 (“Disclaimers and Limitation of Liability”); 7 (“Indemnification”); 8 (“Representations and Warranties”); and 9 (“Miscellaneous”).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CLIENT:		FLG:

Blue Coat Systems, Inc.,		FLG Partners, LLC,

a Delaware corporation.		a California limited liability company.

By:	Brian NeSmith	By:	Jeffrey S. Kuhn

Signed:	/s/ Brian Nesmith	Signed:	/s/ Jeffrey S. Kuhn

Title:	President & CEO	Title:	Managing Partner

Address:	420 N. Mary Avenue

	Sunnyvale, CA 94085-4121	Effective Date: May 4, 2009

Tel:	408.220.2200

Fax:	408.220.2250

Email:	brian.nesmith@bluecoat.com

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EXHIBIT A

1.	Description of Services: Services typical of those of a Chief Financial Officer of a publicly-held corporation.

2.	FLG Member: Michael Gennaro.

3.	Fees: $325 per hour.

4.	Additional Compensation: None.

5.	Deposit: $25,000.00.

6.	Term: Ninety days, automatically renewable in 30-day increments, terminable pursuant to the terms of this Agreement.

7.	Non-Disclosure Agreement: FLG-Blue Coat Mutual Non-Disclosure Agreement dated April 28, 2009.

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